Exhibit 3.1

Industry Canada	Industrie Canada

Certificate	Certificat
of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

IMPERIAL OIL LIMITED -

COMPAGNIE PETROLIERE IMPERIALE LTEE	029646-5

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:	Je certifie que les statuts de la société susmentionnée ont été modifiés:

a)	under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a)	en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à 1’avis ci-joint;

b)	under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b)	en vertu de 1’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c)	under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☑	c)	en vertu de 1’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d)	under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d)	en vertu de 1’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

May 23, 2006 / le 23 mai 2006

Richard G. Shaw	Date of Amendment - Date de modification
Director - Directeur

Industry Canada	Industrie Canada	FORM 4	FORMULAIRE 4
Canada Business	Loi canadienne sur les	ARTICLES OF AMENDMENT	CLAUSES MODIFICATRICES
Corporations Act	sociétés par actions	(SECTIONS 27 OR 177)	(ARTICLES 27 OU 177)

1 — Name of the Corporation — Dénomination soclale de la société	2 — Corporation No. — N° de la société
IMPERIAL OIL LIMITED — COMPAGNIE PETROLIERE IMPERIALE LTEE	029646-5

3 — The articles of the above-named corporation are amended as follows: Les statuts de la société mentionnée cl-dessus sont modifiés de la façon suivante :
Item 3 of the restated articles of incorporation be amended as follows:
(a)	The first sentence in the first paragraph of Schedule 1 is replaced with the following:

“The shares of the corporation shall consist of 1.1 billion (1,100,000,000) common shares.”

(b)	Each issued common share is divided into three issued common shares.

Signature	Printed Name — Nom en lettres mouiées	4 — Capacity of — En qualité de	5 —Tel. No. — N° de tél.
	Brian W. Livingston	V-P, Gen. Counsel & Corp. Secretary	(403) 237-2915

FOR DEPARTMENTAL USE ONLY — A L’USAGE DU MINISTERE SEULEMENT

IC 3069 (2003/06)

SCHEDULE 1
The shares of the corporation shall consist of 1.1 billion (1,100,000,000) common shares. The rights attaching to the common shares shall be as follows:
1. The holders of the common shares shall be entitled:
(a) to one (1) vote in respect of each whole common share held at any meeting of shareholders of the corporation;
(b) subject to paragraph 2 hereof, to receive any dividend declared by the corporation; and
(c) to receive the remaining property of the corporation on dissolution.
2. In declaring a dividend on the common shares the directors, in their discretion, may provide for the holders of the common shares to have the right to elect to receive payment, in whole or in part, of the dividend by way of stock dividend of common shares having a value, as determined by the directors, that is substantially equivalent, as of a date or a period of days determined by the directors, to the cash dividend contemporaneously declared on each common share, provided that cash shall be paid in lieu of any fractional interest(s) in common shares that may result from any such stock dividend unless the directors shall otherwise determine; and further provided that the directors, if in their opinion it would be in the best interest of the corporation, may, from time to time, exclude from receiving any such stock dividends, the holders of common shares whose addresses in the records of the corporation are in jurisdictions outside Canada as specified by the directors or who are resident in or subject to the laws of jurisdictions outside Canada as specified by the directors and, in the event of such exclusion, the cash dividend contemporaneously declared on each common share shall be paid to the holders of common shares who are excluded from receiving such stock dividend. The directors, in their discretion, may provide for the payment of a proportionate dividend, either as a cash dividend or as a stock dividend, in respect of fractional shares.

Industry Canada	Industrie Canada

Restated Certificate	Certificat
of Incorporation	de constitution à jour

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

IMPERIAL OIL LIMITED -

COMPAGNIE PETROLIERE IMPERIALE LTEE	029646-5

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the articles of incorporation of the above-named corporation were restated under section 180 of the Canada Business Corporations Act as set out in the attached restated articles of incorporation.
Je certifie que les statuts constitutifs de la société susmentionnée ont été mis à jour en vertu de l’article 180 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les statuts mis à jour ci-joints.

May 23, 2006 / le 23 mai 2006

Richard G. Shaw	Effective Date of Restatement -
Director - Directeur	Date d’entrée en vigueur de la mise à jour

Industry Canada	Industrie Canada	FORM 7	FORMULAIRE 7
		RESTATED ARTICLES OF	STATUTS CONSTITUTIFS
Canada Business	Loi canadienne sur les	INCORPORATION	MIS À J OUR
Corporations Act	sociétés par actions	(SECTION 180)	(ARTICLE 180)

1—	Name of the Corporation — Dénomination sociale de la société	Corporation No. — N° de la société
	IMPERIAL OIL LIMITED -	029646-5
COMPAGNIE PETROLIERE IMPERIALE LTEE

2—	The province or territory in Canada where the registered office is situated	La province ou le territoire au Canada où est situé le siége social
ONTARIO

3 —	The classes and any maximum number of shares that the corporation is authorized to issue	Catégories et tout nombre maximal d’actions que ia société est autorisée à émettre
THE ANNEXED SCHEDULE 1 IS INCORPORATED IN THIS FORM

4—	Restrictions, if any, on share transfers	Restrictions sur le transfert des actions, s’il y a lieu
N/A

5—	Number (or minimum and maximum number) of directors A MINIMUM OF 5 AND A MAXIMUM OF 15	Nombre (ou nombre minimal et maximal) d’administrateurs

6—	Restrictions, if any, on business the corporation may carry on	Limites imposées à I’activité commerciale de la société, s’ll y a lieu
N/A

7—	Other provisions, if any	Autres dispositions, s’il y a lieu
THE ANNEXED SCHEDULES 2 AND 3 ARE INCORPORATED IN THIS FORM

These restated articles of incorporation correctly set out, without substantive change, the corresponding provisions of the articles of Incorporation as amended and supersede the original articles of incorporation.
Cette mise à jour des statuts constitutifs démontre exactement, sans changement substantiel, les dispositions correspondantes des statuts constitutifs modifiés qui remplacent les statuts constitutifs originaux.

Signature	Printed Name — Nom en lettres moulées	8 — Capacity of — En qualité de	9 — Tel. No. — N° de tél.
	Brian W. Livingston	V-P, Gen. Counsel & Corp. Secretary	(403) 237-2915

FOR DEPARTMENTAL USE ONLY — A L’USAGE DU MINISTERE SEULEMENT

IC 3167 (2003/08)

SCHEDULE 1
The shares of the corporation shall consist of 1.1 billion (1,100,000,000) common shares. The rights attaching to the common shares shall be as follows:
1. The holders of the common shares shall be entitled:
(a) to one (1) vote in respect of each whole common share held at any meeting of shareholders of the corporation;
(b) subject to paragraph 2 hereof, to receive any dividend declared by the corporation; and
(c) to receive the remaining property of the corporation on dissolution.
2. In declaring a dividend on the common shares the directors, in their discretion, may provide for the holders of the common shares to have the right to elect to receive payment, in whole or in part, of the dividend by way of stock dividend of common shares having a value, as determined by the directors, that is substantially equivalent, as of a date or a period of days determined by the directors, to the cash dividend contemporaneously declared on each common share, provided that cash shall be paid in lieu of any fractional interest(s) in common shares that may result from any such stock dividend unless the directors shall otherwise determine; and further provided that the directors, if in their opinion it would be in the best interest of the corporation, may, from time to time, exclude from receiving any such stock dividends, the holders of common shares whose addresses in the records of the corporation are in jurisdictions outside Canada as specified by the directors or who are resident in or subject to the laws of jurisdictions outside Canada as specified by the directors and, in the event of such exclusion, the cash dividend contemporaneously declared on each common share shall be paid to the holders of common shares who are excluded from receiving such stock dividend. The directors, in their discretion, may provide for the payment of a proportionate dividend, either as a cash dividend or as a stock dividend, in respect of fractional shares.

SCHEDULE 2
The board of directors may from time to time on behalf of the corporation:
(a) borrow money upon the credit of the corporation;
(b) issue, reissue, sell or pledge debt obligations of the corporation;
(c) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the corporation, owned or subsequently acquired, to secure any debt obligation of the corporation;
(d) give financial assistance by means of a loan, guarantee, or otherwise to the extent permitted by the Canada Business Corporations Act; and
(e) delegate to such one or more of the officers or directors of the corporation as may be designated by the board of directors, all or any of the powers conferred by the foregoing provisions to such extent and in such manner as the board of directors shall determine at the time of each such delegation.

SCHEDULE 3
The directors may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.